                                                                    EXHIBIT 99.1


[QLT LOGO] QLT Inc.     887 Great Northern Way                    t 604.707.7000
                        Vancouver, BC Canada V5T 4T5              f 604.707.7001



news release


                        QLT ANNOUNCES Q2 RESULTS FOR 2004


FOR IMMEDIATE RELEASE                                              JULY 22, 2004

Vancouver, Canada--QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported financial results for the second quarter ended June 30, 2004. Unless specified otherwise, all amounts are in U.S. dollars and reported under U.S. GAAP.

Q2 2004 VISUDYNE(R) SALES

For the three months ended June 30, 2004, Visudyne(R) sales were $109.3 million. This represents an increase of 23% over sales in the second quarter of 2003, of which approximately four percentage points came from foreign exchange rate effects. Visudyne sales in the U.S. for the quarter were $52.1 million, representing 48% of total sales for the quarter. This represents an increase of 15% over U.S. sales in the second quarter of 2003. The remaining $57.2 million sales in the rest of the world are up 30% over the same period last year.

Q2 2004 EARNINGS PER SHARE (EPS)

GAAP EPS in the second quarter of 2004 was $0.20, up $0.04 from the prior year's second quarter. The increase was mainly due to strong Visudyne performance. EPS for both the second quarter and first half of 2004 are reported using the "if converted" basis as the Company's outstanding Convertible Notes met the test for conversion.

"We are pleased with the increase in Visudyne usage in the occult and minimally classic forms of the disease now that the reimbursement implementation has been effective for a full quarter," said Paul Hastings, President and Chief Executive Officer. "The expansion in Visudyne's market is clearly reflected in the U.S. sales growth this quarter and we expect to see this penetration into the occult and minimally classic segments continue for the balance of the year."

Q2 RESULTS

REVENUES

The company's revenues reached $44 million in the second quarter, growing by 23% from the second quarter of 2003. QLT's share of Visudyne net profit (excluding the recovery of manufacturing and other costs) from the QLT/Novartis alliance for the second quarter is on track with our annual guidance at 30.3% of Visudyne sales.

RESEARCH AND DEVELOPMENT (R&D)

Expenditures for R&D of $11 million were 7% lower in the second quarter compared to the same period in 2003. The decrease in spending for the second quarter of 2004 is due primarily to the absence of spending on tariquidar in the current year.

SELLING, GENERAL AND ADMINISTRATIVE (SG&A)

For the second quarter of 2004, SG&A expenditures were $3.6 million compared to $3.4 million for second quarter of 2003.

CASH AND SHORT-TERM INVESTMENTS

The company's cash and short-term investments rose from $509 million to $524 million during the second quarter of 2004.

ATRIX MERGER

On June 14, 2004, the Company entered into an Agreement and Plan of Merger with Atrix Laboratories, Inc. Under the terms of the merger agreement, each share of Atrix common stock outstanding at the closing of the merger will be exchanged for one QLT common share, and $14.61 in cash. While QLT expects the merger with Atrix to close by the end of 2004, the figures provided in this press release do not take into account the impact of the acquisition.

ABOUT VISUDYNE

Visudyne therapy was approved in the U.S. in April 2000, and in Europe in July 2000, for the treatment of predominantly classic subfoveal choroidal neovascularization (CNV) due to age-related macular degeneration (AMD), the leading cause of severe vision loss in patients over 50. The treatment has now been approved in more than 70 countries with extended approvals in over 50 countries. QLT's revenue from Visudyne sales consists of 50% of the Visudyne profits of the Visudyne alliance with the Ophthalmics Business Unit of Novartis Pharma AG, and reimbursement for manufacturing and other costs.

QLT is a global pharmaceutical company specializing in the discovery, development and commercialization of innovative therapies to treat cancer, eye diseases, and dermatological and urological conditions. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy which is one of the most successfully launched ophthalmology products. For more information, visit our web site at www.qltinc.com.

QLT Inc. will hold an investor conference call to discuss the second quarter results on Thursday, July 22 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at 416-695-5800, access code 3076061.


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QLT INC.--FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In accordance with United States generally accepted accounting principles)


                                               THREE MONTHS ENDED           SIX MONTHS ENDED
(In thousands of United States dollars,             JUNE 30,                    JUNE 30,
except per share information)                  2004          2003          2004          2003
---------------------------------------      --------      --------      --------      --------
(Unaudited)
REVENUES
  Revenue from Visudyne(R)                   $ 43,136      $ 35,164      $ 83,655      $ 66,609
  Contract research and development             1,263           845         2,055         2,371
                                             --------      --------      --------      --------
                                               44,399        36,009        85,710        68,980
                                             --------      --------      --------      --------

COSTS AND EXPENSES
  Cost of sales                                 7,450         6,058        14,372        11,470
  Research and development                     11,257        12,087        20,667        22,962
  Selling, general and administrative           3,607         3,432         8,388         6,465
  Depreciation                                    916           715         1,725         1,441
  Restructuring                                    --          (394)           --          (394)
                                             --------      --------      --------      --------
                                               23,230        21,898        45,152        41,944
                                             --------      --------      --------      --------

OPERATING INCOME                               21,169        14,111        40,558        27,036

INVESTMENT AND OTHER INCOME
  Net foreign exchange gains                      338           381           614         2,914
  Interest income                               2,268         2,045         4,750         3,644
  Interest expense                             (1,548)           --        (3,076)           --
                                             --------      --------      --------      --------
                                                1,058         2,426         2,288         6,558
                                             --------      --------      --------      --------

INCOME BEFORE INCOME TAXES                     22,227        16,537        42,846        33,594

PROVISION FOR INCOME TAXES                     (7,543)       (5,378)      (14,533)      (10,896)
                                             --------      --------      --------      --------
INCOME BEFORE EXTRAORDINARY GAIN             $ 14,684      $ 11,159      $ 28,313      $ 22,698
                                             --------      --------      --------      --------
EXTRAORDINARY GAIN                                 --            --        10,393            --

                                             --------      --------      --------      --------
NET INCOME                                   $ 14,684      $ 11,159      $ 38,706      $ 22,698
                                             ========      ========      ========      ========
BASIC NET INCOME PER COMMON SHARE
  Income before extraordinary gain           $   0.21      $   0.16      $   0.41      $   0.33
  Extraordinary gain                               --            --          0.15            --
                                             --------      --------      --------      --------
  Net income                                 $   0.21      $   0.16      $   0.56      $   0.33

DILUTED NET INCOME PER COMMON SHARE
  Income before extraordinary gain           $   0.20      $   0.16      $   0.40      $   0.33
  Extraordinary gain                               --            --          0.13            --
                                             --------      --------      --------      --------
  Net income                                 $   0.20      $   0.16      $   0.53      $   0.33

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING (IN THOUSANDS)
  Basic                                        69,574        68,705        69,425        68,611
  Diluted                                      80,045        68,933        79,794        68,737
                                             --------      --------      --------      --------


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QLT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

                                                     JUNE 30,      December 31,
(In thousands of United States dollars)                  2004              2003
---------------------------------------              --------      ------------
(Unaudited)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                          $204,940         $ 262,408

  Short-term investment securities                    319,290           233,022
  Accounts receivable                                  42,776            35,395
  Inventories                                          23,418            26,808
  Deferred income tax assets                           10,871            11,801
  Other                                                13,258            16,150
                                                     --------         ---------
                                                      614,553           585,584
                                                     --------         ---------

PROPERTY AND EQUIPMENT                                 47,315            43,262
OTHER LONG-TERM ASSETS                                  6,430             5,876
                                                     --------         ---------
                                                     $668,298         $ 634,722
                                                     ========         =========

LIABILITIES
CURRENT LIABILITIES
  Accounts payable                                   $  6,135         $   8,683
  Income taxes payable                                  1,742                --
  Other accrued liabilities                             9,503            13,574
  Deferred revenue                                      4,515             6,594
                                                     --------         ---------
                                                       21,895            28,851

LONG-TERM DEBT                                        172,500           172,500
                                                     --------         ---------
                                                      194,395           201,351
                                                     --------         ---------
SHAREHOLDERS' EQUITY
COMMON SHARES                                         409,296           395,627
RETAINED EARNINGS (DEFICIT)                            30,622            (8,084)
ACCUMULATED OTHER COMPREHENSIVE INCOME                 33,985            45,828
                                                     --------         ---------
                                                      473,903           433,371
                                                     --------         ---------
                                                     $668,298         $ 634,722
                                                     ========         =========

As at June 30, 2004, there were 69,582,317 issued and outstanding common shares and 7,066,877 outstanding options to purchase common shares.


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QLT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In accordance with United States generally accepted accounting principles)

                                                                      THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                            JUNE 30,                     JUNE 30,
(In thousands of United States dollars)                               2004          2003           2004           2003
---------------------------------------                             --------      --------      ---------      --------
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
       Net income                                                   $ 14,684      $ 11,159      $  38,706      $ 22,698
       Adjustments to reconcile net income to net cash provided
       by operating activities:
            Depreciation                                                 916           715          1,725         1,441
            Amortization of deferred financial expenses                  264            --            503            --
            Unrealized foreign exchange loss                           5,863         1,401          7,951         2,099
            Extraordinary gain                                            --            --        (10,393)           --
            Deferred income taxes                                      5,835         5,378         12,825        10,896
            Restructuring                                                 --          (394)            --          (394)
        Changes in non-cash operating assets and liabilities
            Accounts receivable                                       (4,211)       (1,310)        (8,081)        1,030
            Inventories                                                4,210          (956)         2,564          (291)
            Other assets                                              (2,904)         (266)         2,739        (4,218)
            Accounts payable                                          (2,757)         (953)        (3,668)       (2,322)
            Income taxes payable                                       1,708            --          1,708            --
            Accrued restructuring charge                                  --          (286)            --        (2,005)
            Other accrued liabilities                                  3,569         3,645         (5,324)          (16)
            Deferred revenue                                            (188)       (4,088)        (1,916)       (4,598)
                                                                    --------      --------      ---------      --------
                                                                      26,989        14,045         39,339        24,320
                                                                    --------      --------      ---------      --------
CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES
       Short-term investment securities                              (85,537)       18,357        (94,757)       (1,692)
       Purchase of property and equipment                             (1,932)         (250)        (5,101)       (2,212)
       Other long-term assets                                           (718)           --           (718)           --
       Purchase of Kinetek Pharmaceuticals Inc., net of cash
       acquired                                                           --            --         (2,316)           --
                                                                    --------      --------      ---------      --------
                                                                     (88,187)       18,107       (102,892)       (3,904)
                                                                    --------      --------      ---------      --------
CASH PROVIDED BY FINANCING ACTIVITIES
       Long term debt (net)                                              (34)           --           (105)           --
       Issuance of common shares                                       2,076         1,635         13,772         2,640
                                                                    --------      --------      ---------      --------
                                                                       2,042         1,635         13,667         2,640
                                                                    --------      --------      ---------      --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS          (5,402)       11,918         (7,582)       20,667
                                                                    --------      --------      ---------      --------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                 (64,558)       45,705        (57,468)       43,723
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                       269,498       126,156        262,408       128,138
                                                                    --------      --------      ---------      --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                            $204,940      $171,861      $ 204,940      $171,861
                                                                    ========      ========      =========      ========



                                                                     Page 5 of 7

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                                      -30-


QLT CONTACTS:

QLT Inc.:                                              Media Contact:
---------                                              --------------
Vancouver, Canada                                      Tamara Hicks
Therese Hayes                                          Telephone: (604) 788-5144
Telephone: (604) 707-7000  Fax: (604) 707-7001


Visudyne(R) is a trade mark of Novartis AG


QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."


Additional Information

In connection with QLT's proposed merger with Atrix Laboratories, Inc., QLT has filed with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF QLT AND ATRIX ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QLT, ATRIX AND THE TRANSACTION. The preliminary joint proxy statement/prospectus on file with the SEC and the definitive joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by QLT or Atrix with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. The definitive joint proxy statement/prospectus and other relevant materials (when they become available) will be mailed to stockholders of QLT and Atrix in advance of the special meetings to consider the transaction. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by QLT by directing a request to:
QLT Inc., Attn: Investor Relations, 887 Great Northern Way, Vancouver, BC, Canada, V5T 4T5. Investors and security holders may obtain free copies of the documents filed with the SEC by Atrix by contacting Atrix Laboratories, Inc.,
Attn: Investor Relations, 2579 Midpoint Drive, Fort Collins, CO, 80525.

QLT, Atrix and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of QLT and Atrix in favor of the transaction. Information about the executive officers and directors of QLT and their ownership of QLT common shares is set forth in the proxy statement for QLT's 2004 Annual Meeting of Shareholders, which was filed with the SEC as Exhibit 99.1 to Form 10-K/A on April 28, 2004. Information about the executive officers and directors of Atrix and their ownership of Atrix common stock is set forth in the proxy statement for Atrix's 2004 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of QLT, Atrix and their respective executive officers and directors in the transaction by reading the definitive joint proxy statement/prospectus regarding the transaction when it becomes available.

The second quarter financial results for QLT in this press release are preliminary and unaudited and are not a complete disclosure of our quarterly financial results. Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward looking statements include, but are not limited to, those with respect to our expectation that the acquisition of Atrix will close before year end, our expectation with respect to QLT's share of Alliance profit for the year, and the statement containing the words "we expect." These statements are only predictions and actual events or results may differ materially. Factors that could cause actual events or results to differ materially from any future results express or implied by such statements include, but are not limited to: the risk that future sales of Visudyne may be less than expected, uncertainty of and timing of pricing and reimbursement may limit the future sales of Visudyne, the timing and impact of new product launches by competitors, currency fluctuations in our primary markets may impact our financial results, the outcome of pending patent and securities litigation against the Company may be unfavorable and have an adverse impact on our financial results, the risk that the proposed merger with of Atrix Laboratories, Inc. will not be successfully completed or that the businesses will not be successfully integrated, the risk that, if the merger proceeds, risk factors relating to the business or products of Atrix will impact the combined company's results, and other risk factors which are described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT does not assume any obligation to update such information to reflect later events or developments, except as may be required by law.



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